EXHIBIT 5.1

[Letterhead of Sonnenschein Nath & Rosenthal LLP]

                                                 October 1, 2009

BRT Realty Trust
60 Cutter Mill Road
Great Neck, New York  11021

Re:   Issuance of Common Shares pursuant to Registration Statement on Form S-3 (File No. 333-160569)

Ladies and Gentlemen:

We have acted as counsel to BRT Realty Trust, a Massachusetts business trust (the “Company”), in connection with a Registration Statement on Form S-3 (File No. 333-160569), as amended, declared effective on August 13, 2009 by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) (the “Registration Statement”), and the prospectus supplement filed pursuant to Rule 424(b) under the Act, dated as of October 1, 2009 (the “Prospectus Supplement”) (collectively with the prospectus contained in the Registration Statement, the “Prospectus”), in connection with the registration by the Company of up to 2,900,000 common shares (the “Shares”) of beneficial interest, $3.00 par value, of the Company (the “Common Shares”) to be issued in connection with a quarterly dividend (the “Dividend”) declared by the Board of Trustees of the Company payable on October 30, 2009, to stockholders of record on September 30, 2009.

This opinion is being delivered to you in accordance with your request and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with rendering this opinion, we have examined originals, certified copies or copies otherwise identified as being true copies of the following:

(a) the Registration Statement, as amended to date;

(b) the Prospectus Supplement;

(c) the Third Amended and Restated Declaration of Trust of the Company;

(d) the By-Laws of the Company, as amended to date;

(e) corporate proceedings of the Company relating to its proposed issuance of the Shares; and

(f) such other instruments and documents as we have deemed relevant or necessary in connection with our opinion set forth herein.

In making the aforesaid examinations, we have assumed the genuineness and authenticity of all documents examined by us and all signatures therein and the conformity to originals of all copies of all documents examined by us. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by it to date.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued in accordance with the terms set forth in the Prospectus, will be validly issued, fully paid and non-assessable.

Our opinions are subject to the effect of federal and state bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other laws relating to or affecting the rights of secured or unsecured creditors generally (or affecting the rights of only creditors of specific types of debtors), with respect to which we express no opinion.

Our opinions are subject to the effect of general principles of equity, whether applied by a court of law or equity, including, without limitation, concepts of materiality, good faith and fair dealing and upon the availability of injunctive relief or other equitable remedies, and the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).

We express no opinion as to the laws of any jurisdiction other than the laws of the Commonwealth of Massachusetts (excluding local laws) and the federal laws of the United States of America.  We call your attention to the fact that this firm does not engage in practice of law, generally, in the Commonwealth of Massachusetts nor does this firm have any office therein.  A member of the firm who is admitted to practice in the Commonwealth of Massachusetts has reviewed the opinions expressed herein.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

SONNENSCHEIN NATH & ROSENTHAL LLP